SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report: (Date of Earliest Event Reported):
                      October 4, 2004 (September 29, 2004)





                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

         Maryland                       1-10360                  52-1622022
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)







                              11200 Rockville Pike
                            Rockville, Maryland 20852
   (Address of principal executive offices, including zip code, of Registrant)

                                 (301) 816-2300
              (Registrant's telephone number, including area code)



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Item 1.01.  Entry into a Material Definitive Agreement.

     On September 29, 2004, the Board of Directors of CRIIMI MAE Inc. (the "Company") approved the CRIIMI MAE Inc. Deferred Compensation Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by increasing the proprietary interests of its directors and employees eligible to participate in the Plan in the Company's growth and performance by providing the opportunity to defer all of a portion of their cash fees and compensation and restricted stock granted under the CRIIMI MAE Inc. 2001 Stock Incentive Plan in the form of Restricted Stock Units. The Board reserved 60,000 shares of common stock, par value $0.01 per share, for issuance under the Plan. Under the rules of the New York Stock Exchange, the Company was permitted to implement the Plan without shareholder approval. A copy of the Plan was filed as an exhibit to the Form S-8 registration statement filed by the Company on October 1, 2004.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    CRIIMI MAE Inc.



Dated: October 4, 2004                             By:/s/Mark A. Libera
                                                      -------------------------
                                                       Mark A. Libera
                                                       Vice President
                                                       Acting General Counsel